EXHIBIT 3
                            WELLCO ENTERPRISES, INC.
                      ARTICLES OF INCORPORATION AND BY-LAWS



The following pages, not numbered in this Form 10-K, are the complete Articles of Incorporation and By-Laws of the registrant.

The Articles of Incorporation and By-Laws were amended, effective November 15, 1994, to reduce the required number of directorships from eleven to nine.

                          CERTIFICATE OF INCORPORATION
                                       OF
                             WELLCO SHOE CORPORATION

         THIS IS TO CERTIFY, that we, the undersigned, do hereby associate ourselves into a corporation under and by virtue of the laws of the State of North Carolina, as contained in Chapter 22 of the Consolidated Statutes, entitled "Corporations" and the several amendments thereto, and do severally agree to take the number of shares of capital stock in the said corporation set opposite our respective names, and to that and do hereby set forth:

         1.  The name of this corporation is WELLCO SHOE CORPORATION.

         2. The location of the principal office of the corporation in this State is at 58 North Main Street in the City of Waynesville, County of Haywood; but it may have one or more branch offices and places of business out of the State of North Carolina, as well as in said State.

         3.  The objects for which this corporation is formed are as follows:

         To manufacture, buy, sell, import, export and otherwise deal in shoes, slippers, rubbers and boots for men, women and children, hats, gloves, mittens, raincoats, and other goods made of rubber or leather for hand or footwear, including any and all accessories in connection therewith; to acquire, maintain and operate tanneries, textile plants, and otherwise manufacture and deal in all types of textiles; to acquire, maintain and operate plants for the manufacture of raw rubber into rubber goods of every kind and description; to acquire and hold such store or stores as may be necessary to the proper conduct of the business and to do and perform every other act that may be legally performed by a corporation engaged in such business.

         And in order properly to prosecute the objects and purposes above set forth the corporation shall have full power and authority to purchase, lease and otherwise acquire, hold, mortgage, convey and otherwise dispose of all kinds of property, both real and personal, both within North Carolina and in all other states, territories and dependencies of the United States; to purchase the business, good will and all other property of any individual, firm or corporation as a going concern and to assume all its debts, contracts and obligations, provided said business is authorized by the powers contained herein; to construct, equip and maintain buildings, works, factories and plants; to install, maintain and operate all kinds of machinery and appliances; to operate same by steam, water, electricity or other motive power, and generally to perform all acts which may be deemed necessary or expedient for the proper and successful prosecution of the objects and purposes for which the corporation is created.

         To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of the corporation.

         To purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state, country, nation or government, and while the owner thereof to exercise all the rights, powers and privileges of ownership, including the right to vote thereon.

         To borrow or raise moneys for any of the purposes of the corporation and from time to time without limit as to amount to draw, make, accept, endorse, execute and issue promissory notes,


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drafts, bills of exchange,  warrants,  bonds, debentures and other negotiable or non-negotiable instruments and evidence of indebtedness and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

         To purchase, hold, sell and transfer the shares of its own capital stock, provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

         4. The total authorized capital stock of this corporation is One Thousand (1,000) Shares of preferred stock of the par value of One Hundred ($100.00) Dollars per share amounting in the aggregate to One Hundred Thousand ($100,000.00) Dollars, and One Hundred (100) Shares of common stock without nominal or par value.

         5. The respective designations, preferences, privileges and voting powers or restrictions or qualifications of each class of stock, are to be as follows:

         (a) The holders of the preferred stock shall be entitled to cumulative dividends thereon at the rate of Five ($5.00) Dollars per share per annum and no more, payable out of any and all surplus or net profits of the corporation, quarterly, half-yearly or yearly, as and when declared by the Board of Directors, before any dividends shall be declared set apart for or paid upon the common shares of the corporation. Said dividends on the preferred stock shall be cumulative from the date of issue so that if the corporation shall fail in any year to pay such dividends on all of the issued and outstanding preferred stock, such deficiency in the dividends shall be fully paid, but without interest, before any dividends shall be paid or set apart on the common stock. Subject to the foregoing provisions, said preferred stock shall not be entitled to participate in any other or additional surplus or net profits of the corporation.

         (b) In the event of the dissolution of liquidation of the corporation, or a sale of all its assets, whether voluntary or involuntary, or in event of its insolvency or upon any distribution of its capital, there shall be paid to the holders of the preferred stock the par value thereof, to wit, One Hundred ($100.00) Dollars per share and the amount of all unpaid accrued dividends thereon, before any sum shall be paid or any assets distributed among the holders of the common shares; and after the payment to the holders of the preferred stock of its par value and the unpaid accrued dividends thereon, the remaining assets and funds of the corporation shall be divided among and paid to the holders of all the common stock in proportion to their respective holdings of such shares.

         (c) The Board of Directors, in their discretion, may declare and pay dividends on the common shares concurrently with dividends on the preferred stock, for any dividend period of any fiscal year when such dividends are applicable to the common shares; provided, that all accumulated dividends on the preferred stock for all previous fiscal year and all dividends on the preferred stock for the previous dividend periods for the fiscal year shall have been paid in full. The holders of the common stock shall be entitled to share in any dividends declared upon the common stock of the corporation.



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         (d) The common stock shall be the sole voting stock to be issued by the corporation, and except as made mandatory by law, the preferred stock shall have no voting rights whatsoever.

         (e) No holder of either the preferred or common stock shall be entitled as of right to purchase or subscribe for any part of any unissued stock of either class, or any additional preferred or common stock to be issued by reason of any increase of the authorized capital stock of the corporation of either common or preferred stock, or bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, but any such unissued stock or such additional authorized issue of new stock or of other securities convertible into stock may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of their discretion.

         (f) Said common stock without nominal or par value may be issued by the corporation from time to time for such cash, property, services or expenses as may be determined from time to time by the Board of Directors thereof.

         6. The names and post office addresses of the subscribers for stock and the number of shares subscribed for by each, the aggregate of which being the amount of capital stock with which the corporation will commence business, are as follows:

     NAME               POST OFFICE ADDRESS                 NO. OF SHARES COMMON

BERTHA SIMINOW          285 Madison Avenue, N.Y.C.                  One (1)

ELIZABETH PEYSER        285 Madison Avenue, N.Y.C.                  One (1)

J. H. WOODY             Waynesville, N.C.                           One (1)

         7. The period of existence of this corporation is sixty (60) years from the filing of this certificate in the office of the Secretary of State.

         8. In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized;

         To make, alter, amend and rescind the by-laws of this corporation without the assent or vote of the stockholders;

         To fix the amount to be reserved as working capital over and above its capital stock paid in;

         To authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation;

         If the by-laws so provide, to designate two or more of its number to constitute an executive committee, which committee shall for the time being, as provided in said resolution or in the by-laws of this corporation, have and exercise any and all of the powers of the Board of Directors in the management of the business and affairs of this corporation, and have power to authorize the seal of this corporation to be affixed to all papers which may require it.

         To sell, transfer and convey all of the corporate property when approved by the affirmative vote of the holders of two-thirds of the issued and outstanding stock entitled to vote at a stockholders' meeting, notice of which contains notice of the proposed sale.

         To sell, transfer and convey any part of the corporate, real or personal property.

         This corporation may in its by-laws confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by statute.

         9. Directors shall have power, if the by-laws so provide, to hold their meetings, and to keep the books of the corporation (except the stock and transfer books), outside of the State of North Carolina at such places as may be from time to time designated by the Board of Directors.

         10. This corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN TESTIMONY WHEREOF, we have hereunto set our hands and affixed our seals, this the 12th day of March, 1941.


                                                     BERTHA SIMINOW   (SEAL)

                                                     ELIABETH PEYSER (SEAL)

                                                     J H WOODY         (SEAL)

         AGREEMENT OF MERGER made this 29th day of June, 1946, between WELLCO SHOE CORPORATION, a corporation organized under the laws of the State of North Carolina (the constituent corporation which will survive), and WELLCO SALES COMPANY, INC., a corporation organized under the laws of the State of New York (the other constituent corporation).

                                                W I T N E S S T H:

         WHEREAS, Wellco Shoe Corporation (hereinafter called "Wellco Shoe", "the corporation", or "the surviving corporation"), is a corporation duly organized and existing under the laws of the State of North Carolina, having been incorporated under the laws of the State of North Carolina as contained in Chapter 22 of the Consolidated Statutes entitled "Corporations", and the several amendments thereto, on the 19th day of March, 1941, and

         WHEREAS,   Wellco  Sales  Company,  Inc.  (hereinafter  called  "Wellco
Sales"), is a corporation duly organized and existing under the laws of the state of New York, having been incorporated pursuant to Article Two of the Stock Corporation Law of the State of New York, on the 2nd day of March, 1944, and

         WHEREAS, Wellco Shoe has an authorized capital stock of one thousand (1,000) shares of Preferred Stock of the par value of One Hundred ($100.00) Dollars per share, and one hundred (100) shares of Common Stock, without nominal or par value, all of which are presently outstanding, and

         WHEREAS,  Wellco Sales has an  authorized  capital stock of six hundred
(600) shares, of which one hundred (100) shares having a par value of One Hundred ($100.00) Dollars each are Preferred Stock, and five hundred (500) shares are Common Stock without par value, of which three hundred (300) shares of Common Stock without par value are presently outstanding (fifty (50) shares of Preferred Stock previously outstanding having been redeemed by said Wellco Sales), and

         WHEREAS, Wellco Shoe and Wellco Sales desire to merge under and pursuant to the provisions of Chapter 55 of the General Statutes of North Carolina of 1943 entitled "Corporations" and other related provisions of the laws of the State of North Carolina, and Section 91 of the Stock Corporation Law of the State of New York;

         NOW, THEREFORE, in consideration of the premises and the mutual agreement, covenants and provisions herein contained, it is hereby agreed by and between said parties hereto, and in accordance with Chapter 55 of the General Statutes of North Carolina of 1943 entitled "Corporations" and other related provisions of the laws of North Carolina, and Section 91 of the Stock Corporation Law of the State of New York, that Wellco Sales shall be and it hereby is merged into the constituent corporation, Wellco Shoe, and Wellco Shoe, as the surviving corporation, shall continue to exist under and by virtue of the laws of the State of North Carolina. Wellco Sales shall, pursuant to this agreement, and a resolution of its stockholders, be completely liquidated, and all of its properties and assets shall be transferred and distributed to Wellco Shoe in complete cancellation of all of the stock of Wellco Sales; and the stockholders of Wellco Sales shall, in exchange for their stock of Wellco Sales, receive shares of stock of Wellco Shoe as hereinafter provided.

         The terms and conditions of said merger and the mode of carrying it into effect, shall be as


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set forth in the following Articles "First" to "Thirteenth", inclusive.

         Article First: The name of the corporation shall continue to be WELLCO SHOE CORPORATION.

         Article Second: The location of the principal office of the corporation in the State of North Carolina is in the city of Waynesville, County of Haywood; but it may have one or more branch offices and places of business out of the State of North Carolina, as well as in said State.

         Article Third: The objects for which the surviving corporation is formed are as follows:

         To manufacture, buy, sell, import, export and otherwise deal in shoes, slippers, rubbers and boots for men, women and children, hats, gloves, mittens, raincoats, and other goods made of rubber or leather for hand or footwear, including any and all accessories in connection therewith; to acquire, maintain and operate tanneries, textile plants, and otherwise manufacture and deal in all types of textiles; to acquire, maintain and operate plants for the manufacture of raw rubber into rubber goods of every kind and description; to acquire and hold such store or stores as may be necessary to the proper conduct of the business and to do and perform every other act that may be legally performed by a corporation engaged in such business.

         And in order properly to prosecute the objects and purposes above set forth the corporation shall have full power and authority to purchase, lease and otherwise acquire, hold, mortgage, convey and otherwise dispose of all kinds of property, both real and personal, both within North Carolina and in all other states, territories and dependencies of the United States; to purchase the business, good will and all other property of any individual, firm or corporation as a going concern and to assume all its debts, contracts and obligations, provided said business is authorized by the powers contained herein; to construct, equip and maintain buildings, works, factories and plants; to install, maintain and operate all kinds of machinery and appliances; to operate same by steam, water, electricity or other motive power, and generally to perform all acts which may be deemed necessary or expedient for the proper and successful prosecution of the objects and purposes for which the corporation is created.

         To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade marks and trade names, relating to or useful in connection with any business of the corporation.

         To purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state, country, nation or government, and while the owner thereof to exercise all the rights, powers and privileges of ownership, including the right to vote thereon.

         To borrow or raise moneys for any of the purposes of the corporation and from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.



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         To  purchase,  hold,  sell and  transfer  the shares of its own capital stock, provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

         Article Fourth: The total authorized capital stock of the corporation shall be one thousand (1,000) shares of Preferred Stock of the par value of One Hundred ($100.00) Dollars per share, amounting in the aggregate to One Hundred Thousand ($100,000.00) Dollars, and two hundred (200) shares of Class A Common Stock without nominal or par value, and three hundred (300) shares of Class B Common Stock without nominal or par value.

         Article Fifth: The respective designations, preferences, privileges and voting powers or restrictions or qualifications of each class of stock, are to be as follows:

         (a) The holders of the Preferred Stock shall be entitled to cumulative dividends thereon at the rate of Five ($5.00) Dollars per share per annum and no more, payable out of any and all surplus or net profits of the corporation, quarterly, half-yearly, or yearly, as and when declared by the Board of Directors, before any dividends shall be declared set apart for or paid upon the Common Shares of the corporation. Said dividends on the Preferred Stock shall be cumulative from the date of issue so that if the corporation shall fail in any year to pay such dividends on all of the issued and outstanding Preferred Stock, such deficiency in the dividends shall be fully paid, but without interest, before any dividends shall be paid or set apart on the common stock. Subject to the foregoing provisions, said Preferred Stock shall not be entitled to participate in any other or additional surplus or net profits of the corporation.

         (b) In the event of the dissolution or liquidation of the corporation, or a sale of all its assets, whether voluntary or involuntary, or in event of its insolvency or upon any distribution of its capital, there shall be paid to the holders of the Preferred Stock the par value thereof, to wit, One Hundred ($100.00) Dollars per share and the amount of all unpaid accrued dividends thereon, before any sum shall be paid or any assets distributed among the holders of the Common shares; and after the payment to the holders of the Preferred Stock of its par value and the unpaid accrued dividends thereon, the remaining assets and funds of the corporation shall be divided among and paid to the holders of all the Common shares in proportion to their respective holdings of such shares, irrespective of the class to which such shares belong.

         (c) The Board of Directors, in their discretion, may declare and pay dividends on the Common shares concurrently with dividends on the Preferred Stock, for any dividend period of any fiscal year when such dividends are applicable to the Common shares; provided, that all accumulated dividends on the Preferred Stock for all previous fiscal years and all dividends on the Preferred Stock for the previous dividend periods for the fiscal year shall have been paid in full. The holders of the Common Stock shall be entitled to share in any dividends declared upon the Common Stock of the corporation.

         (d) The Class A Common Stock shall be the sole voting stock to be issued by the corporation, and except as made mandatory by law, the Preferred Stock and the Class B Common Stock shall have no voting rights whatsoever.

         (e) No holder of either the Preferred or Common stock shall be entitled as of right to purchase or subscribe for any part of any unissued stock of either class, or any additional Preferred or Common Stock to be issued by reason of any increase of the authorized capital stock of the corporation of either Common or Preferred Stock, or bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, but any such unissued stock or such additional authorized issue of new stock or of other securities convertible into stock may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of their discretion.

         (f) Said Common Stock without nominal or par value may be issued by the corporation from time to time for such cash, property, services or expenses as may be determined from time to time by the Board of Directors hereof.

         (g) Except with respect to the voting rights as hereinbefore provided in subdivision "(d)" hereof, there shall be no distinction between the Class A and Class B Common Stock of the corporation, and the rights of the respective holders of said classes of stock shall at all times be the same.

         Article Sixth: The period of existence of  this  corporation  is sixty
(60) years from the filing of this certificate in the office of the Secretary of State.

         Article Seventh: In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         To make, alter, amend and rescind the by-laws of this corporation without the assent or vote of the stockholders;

         To fix the amount to be reserved as working capital over and above its capital stock paid in;

         To authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation;

         If the by-laws so provide, to designate two or more of its number to constitute an executive committee, which committee shall for the time being, as provided in said resolution or in the by-laws of this corporation, have and exercise any and all of the powers of the Board of Directors in the management of the business and affairs of this corporation, and have power to authorize the seal of this corporation to be affixed to all papers which may require it.

         To sell, transfer and convey all of the corporate property when approved by the affirmative vote of the holders of two-thirds of the issued and outstanding stock entitled to vote at a stockholder meeting, notice of which contains notice of the proposed sale.

         To sell, transfer and convey any part of the corporate, real or personal property.

         This corporation may in its by-laws confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by statute.

         Article Eighth: Directors shall have power, if the by-laws so provide, to hold their meetings, and to keep the books of this corporation (except the stock and transfer books), outside of the State of North Carolina at such places as may be from time to time designated by the Board of Directors.

         Article Ninth: The initial Board of Directors of the corporation who shall hold their offices until their successors be chosen, according to the by-laws of the corporation, shall consist of five members who shall be the following persons, whose places of residence are set opposite their respective names:

                  LEO WEILL                    - Waynesville, N. C.
                  OTTO FEISTMANN               - Jackson Bldg., Asheville, N. C.
                  HEINZ ROLLMAN                - Waynesville, N. C.
                  J. H. WOODY                  - Waynesville, N. C.
                  GEORGE M. JAFFIN             - 285 Madison Ave., New York City

         Article Tenth: This corporation reserves the right to amend, alter, change or repeal any provision contained in this agreement of merger, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         Article Eleventh: The manner of converting shares of the constituent corporations into shares of the surviving corporation, shall be as follows:

         (a) Each of the outstanding shares of the Preferred Stock of Wellco Shoe shall continue to remain outstanding shares of Preferred Stock without change.

         (b) Each of the outstanding shares of the Common Stock of Wellco Shoe held by any person, shall forthwith upon the filing and recording of this agreement as required by law, be converted into two (2) shares of the Class A Common Stock of the surviving corporation, and each holder of a certificate or certificates of such Common Stock of Wellco Shoe, upon surrender of his certificate or certificates therefor to the surviving corporation for cancellation, shall be entitled to receive certificates for the number of shares of Class A Common Stock of the surviving corporation to which he may be entitled.

         (c) Each of the outstanding shares of the Common Stock of Wellco Sales held by any person shall, forthwith upon the filing and recording of this agreement as required by law, be converted into one (1) share of the Class B Common Stock of the surviving corporation, and each holder of a certificate or certificates of such Common Stock of Wellco Sales, upon surrender of his certificate or certificates therefor to the surviving corporation for cancellation, shall be entitled to receive certificates for the number of shares of Class B Common Stock of the surviving corporation to which he may be entitled.

         (d) The fifty (50) shares of Preferred Stock of Wellco Sales heretofore redeemed by Wellco Sales, shall be canceled and no new stock shall be issued by the surviving corporation therefor.

         (e) Until surrender for new stock certificates of the surviving corporation in accordance with the provisions of this Article Eleventh, the outstanding certificates of stock of Wellco Shoe and Wellco Sales to be converted into such stock of the surviving corporation as provided in this agreement of merger, may be treated by the surviving corporation for all corporate purposes as evidencing respectively the ownership of the number of shares of stock of the surviving corporation to which the respective holders thereof shall be entitled upon surrender thereof in exchange for stock of the surviving corporation.

         Article Twelfth: It shall be a condition precedent to the effectuation of the merger provided for herein that the holders of all of the outstanding Common Stock of Wellco Sales and all of the Preferred Stock and Common Stock of Wellco Shoe, shall either vote in favor of or otherwise irrevocably assent to this agreement of merger. Upon the failure of the foregoing conditions, this agreement of merger shall be deemed to be terminated.

         Article Thirteenth: When this agreement shall have been signed, acknowledged, filed and recorded as required by Chapter 55 of the General Statutes of North Carolina of 1943 "Corporations" and other related provisions of the laws of the State of North Carolina, and Section 91 of the Stock Corporation Law of the State of New York, Wellco Sales shall be merged into Wellco Shoe and it thereupon shall be liquidated and cease to exist, and Wellco Shoe, as the surviving corporation, shall continue in existence and shall possess all the rights, privileges, powers and franchises and all and singular the rights, privileges, powers and franchises of each of the constituent corporations, and all property, real, personal and mixed, and all debts due to each of them on whatever account, as well for stock subscriptions as of other things in action or belonging in each of them, shall be vested in Wellco Shoe as the surviving corporation, and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the surviving corporation as they were of the constituent corporations, and title to any real estate, whether by deed or otherwise, under the laws of the States of North Carolina and New York vested in Wellco Shoe or Wellco Sales, shall not revert or be in any way impaired by reason of this merger; provided that all rights of creditors and all liens upon the property of either of the constituent corporations shall be preserved unimpaired, and all debts, liabilities and duties of the constituent corporations shall thenceforth attach to the surviving corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

         IN WITNESS WHEREOF, this agreement of merger has been executed by each of the constituent corporations, and the corporate seal of each of the constituent corporations has hereunto been affixed and attested as of the day and year first above written.


                                                         WELLCO SHOE CORPORATION
ATTEST:


                                                         BY: LEO WEILL
RUDOLF HOLLAUS                                           President
Secretary

                                                          (Corporate seal)



                                                      WELLCO SALES COMPANY, INC.
ATTEST:


                                                      BY: OTTO FEISTMANN
HARRY SCHNEIDER                                       President
Secretary


                                                          (Corporate seal)

                      ARTICLES OF AMENDMENT TO THE CHARTER

                                       OF

                             WELLCO SHOE CORPORATION


         The undersigned corporation, for the purpose of amending its Articles of Incorporation and pursuant to the provisions of Chapter 55 of the General Statutes of North Carolina, known as the Business Corporation Act, and particularly pursuant to Section 55-103 thereof, hereby executes the following Articles of Amendment.

         1. The name of the corporation at the date of execution of these Articles of Amendment is Wellco Shoe Corporation, but one of the changes effected by these Articles of Amendment is to change the name of the corporation to Wellco Ro-Search Industries, Inc.

         2. The amendment adopted by action of the Board of Directors and the Shareholders is that the Charter of Wellco Shoe Corporation be amended by striking out all of the Articles thereof numbered First, Second, Fourth and Fifth, as set forth in the Charter of Wellco Shoe Corporation as the same has been heretofore amended and filed in the Office of the Secretary of State of the State of North Carolina, and be inserting in lieu thereof the Articles numbered First, Second, Fourth and Fifth set forth in Exhibit "A" attached hereto.

         3. The date of the adoption of this amendment by the Shareholders was October 31, 1961.

         4. The number of shares of the corporation outstanding at the time of the adoption of said amendment was 1,544 shares of 5% Cumulative Preferred Stock, 12,507 shares of Class A Common Stock, and 23,277 shares of Class B
Common Stock, all of which shares were entitled to vote thereon. The 1,544 shares of 5% Cumulative Preferred Stock were entitled to vote thereon as a class. The 35,734 shares of Common Stock, consisting of 12,507 shares of Class A Common Stock and 23,277 shares of Class B Common Stock, were entitled to vote thereon as a class.

         5. The number of shares voted for such amendment was 1,412 shares of 5% Cumulative Preferred Stock and 35,669 shares of Common Stock (both Class A and Class B Common Stock voting together as a class and being in this paragraph referred to as "Common Stock"), and the number of shares voted against such amendment was 8 shares of 5% Cumulative Preferred Stock. Voting within each class entitled to vote as a class was as follows:

         Class                                            Number of Shares Voted

                                                        For              Against

5% Cumulative Preferred Stock                           1,412             8
Common Stock                                           35,669            None

         6. Any exchange, reclassification or cancellation of issued shares will be effected in the following manner: Each share of 5% Cumulative Preferred Stock heretofore issued and presently outstanding shall be reclassified and exchanged on a share-for-share basis into one share of 5% Cumulative Convertible Preferred Stock authorized by the amendment effected hereby, and the Class B Common Stock shall be exchanged and reclassified and the Class A Common Stock shall be convertible in the manner set forth in the amendment.

         7. Such amendment does not effect a change in the amount of stated capital of the corporation.

         8. The amendment hereby effected does not give rise to dissenter's rights under G. S. 55- 101(b) for the reason that the amendment does not change the corporation into a non-profit corporation or cooperative organization, nor does the amendment effect any changes as described in paragraphs (1), (2), (3),
(4) and (5) of Subsection (a) of G. S. 55-101 in the 5% Cumulative Preferred Stock heretofore authorized, issued and outstanding, nor would the amendment to the prejudice of any holder of such shares create or increase any priority, dividend preference, cumulative dividend right, redemption price or liquidation preference of any other then issued shares; nor would the amendment authorize the corporation to issue shares of any new class having preferences as to dividends or liquidation prior to such shares.

         IN WITNESS WHEREOF, said corporation has caused these Articles of Amendment to be executed in its corporate name by its President and Secretary and its corporate seal to be hereunto affixed, this the 12th day of December, 1961.

                                         WELLCO SHOE CORPORATION
                                         (Name Changed  Hereby To
                                         WELLCO RO-SEARCH INDUSTRIES, INC.)


                                         BY: HEINZ ROLLMAN
                                         President
ATTEST:


ERNEST ROLLMAN
Secretary


STATE OF NORTH CAROLINA

COUNTY OF HAYWOOD

         HEINZ W. ROLLMAN, being the President, and ERNEST E. ROLLMAN, being the Secretary of the above named corporation, each being duly sworn, deposes and says that the facts stated in the foregoing "Articles of Amendment" are true and correct.

                                  HEINZ ROLLMAN

                                  ERNEST ROLLMAN

         Sworn to and subscribed before me this 12th day of December, 1961.

                                  MARGUERITE W. SHOOK
                                  Notary Public

My commission expires:

October 5, 1962

                                   EXHIBIT "A"

              AMENDMENTS TO THE CHARTER OF WELLCO SHOE CORPORATION

                       AS ADOPTED BY VOTE OF STOCKHOLDERS

                AT SPECIAL STOCKHOLDERS' MEETING OCTOBER 31, 1961


         ARTICLE FIRST: The name of the corporation shall be Wellco Ro-Search Industries, Inc.

         ARTICLE SECOND: The location of the principal office of the corporation in the State of North Carolina is at Georgia and Pine Streets in the Town of Hazelwood, County of Haywood, North Carolina; but it may have one or more branch offices and places of business out of the State of North Carolina, as well as in said State.

         ARTICLE FOURTH: The total authorized capital stock of the corporation shall be three thousand (3,000) shares of five per cent. (5%) Cumulative Convertible Preferred Stock, of the par value of ONE HUNDRED AND NO/100 DOLLARS ($100.00) per share, amounting in the aggregate to THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($300,000.00), and fifteen thousand (15,000) shares of Class A Common Stock without nominal or par value, and five hundred thousand (500,000) shares of Class B Common Stock of the par value of ONE AND NO/100 DOLLARS ($1.00) per share. Each share of the heretofore authorized and presently issued and outstanding shares of Class B Common Stock without nominal or par value is hereby changed and converted into ten (10) shares of the hereby authorized Class B Common Stock of the par value of ONE AND NO/100 DOLLARS ($1.00) per share. Each share of Class A Common Stock shall be convertible at the option of the respective holders thereof into ten (10) shares of Class B Common Stock, and after the conversion of all of the outstanding shares of Class A Common Stock into Class B Common Stock, the authorized Class A Common Stock shall thereby be eliminated, and all authorized Class B Common Stock of the par value of ONE AND NO/100 DOLLARS ($1.00) per share (including all amounts thereof then outstanding) shall thereafter be designated as the Common Stock of the Corporation.

         ARTICLE FIFTH: The designations, preferences, privileges, limitations, voting powers and relative rights of the shares of each class of stock and the restrictions or limitations thereof shall be as follows:

         (a) The 5% Cumulative Convertible Preferred Stock shall be entitled, in preference to the Common Stock, when and as declared by the Board of Directors from funds legally available therefor, to dividends at the rate of five per cent (5%) of the par value thereof per annum, payable quarterly on January 1, April 1, July 1, and October 1, of each year, or otherwise as the Board of Directors may determine (the periods between such dates, commencing on such dates, being herein referred to as "dividend periods"). Such dividends of the 5% Cumulative Convertible Preferred Stock shall be cumulative from the date of issuance thereof. If, at the time of the issuance of any shares of 5% Cumulative Convertible Preferred Stock, dividends upon the shares of 5% Cumulative
Convertible Preferred Stock at the time outstanding shall not then have been paid or declared and set apart for payment, at the full rate to which said shares are entitled, to the beginning of the then current dividend period, no dividends shall be declared or paid on the shares of the 5% Cumulative Convertible Preferred Stock issued at such time until all such dividends in arrears shall have been paid or declared and set apart for payment as aforesaid, and none of the provisions hereof shall be deemed to prevent the declaration and payment of such dividends in arrears without a declaration or payment of dividends on additional shares so issued. No dividends shall be paid or set apart for payment on the Common Stock at any time unless the total amount of dividends theretofore paid or declared and set apart for payment on then outstanding 5% Cumulative Convertible Preferred Stock shall be equal to Five Dollars ($5.00) per annum for each share of such 5% Cumulative Convertible Preferred Stock from the date when it became cumulative to the end of the current dividend period.

         Whenever full cumulative dividends, as aforesaid, on all shares of 5% Cumulative Convertible Preferred Stock then outstanding for all past dividend periods and for the current dividend period shall have been paid or declared and set apart for payment, dividends may be declared and paid or set apart for payment on the Common Stock, when and to the extent that the Board of Directors shall determine, and no holder of any shares of 5% Cumulative Convertible Preferred Stock as such shall be entitled to share therein.

         (b) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, or any proceedings resulting in any distribution of all its assets to its stockholders, before any distribution shall be made to the holders of the Common Stock, each holder of shares of 5% Cumulative Convertible Preferred Stock shall be entitled to be paid on each share of such stock held by him the sum of One Hundred Dollars ($100.00), plus an amount equal to accrued dividends. After such payment to the holders of the 5% Cumulative Convertible Preferred Stock of the full preferential amounts hereinbefore provided for, the holders of the 5% Cumulative Convertible Preferred Stock as such shall have no right or claim to the remaining assets and funds shall (subject to the rights, if any, of others therein) be divided and distributed among the holders of the Common Stock of the Corporation according to their respective interests. The Board of Directors, by vote of a majority of the members thereof, may distribute in kind to the holders of the Common Stock such remaining assets of the Corporation to which such holders may be entitled at such valuations as it in its sole discretion shall determine. The sale of all the property of the Corporation to, or the merger or consolidation of the Corporation into or with any other corporation shall not be deemed to be a distribution of assets or a dissolution, liquidation or winding up or proceeding resulting in a distribution of all its assets to its stockholders for the purpose of this subdivision.

         (c) At the option of the Board of Directors of the Corporation, the 5% Cumulative Convertible Preferred Stock may be redeemed in whole or in part, at any time and from time to time after the issuance thereof, at One Hundred Dollars ($100.00) per share and accrued dividends to the date of redemption. If less than all the shares of the 5% Cumulative Convertible Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot or in such other equitable manner as the Board of Directors shall determine.

         Notice of the intention of the Corporation to redeem shares of the 5% Cumulative Convertible Preferred Stock or any part thereof, and of the date and place of redemption, shall be mailed not less than thirty nor more than sixty days previous to the date of redemption to each holder of record of the shares to be redeemed at his last known post office address as shown by the records of the Corporation. Such notice shall also contain notification of the right of each holder of record of the shares to be redeemed to convert any or all of such shares into shares of Common Stock as hereinafter set forth, provided such conversion right is exercised on or before, but not after, the close of business on the seventh calendar day preceding the redemption date specified in such notice. The holders of any shares of 5% Cumulative Convertible Preferred Stock so called for redemption shall, as to any of such shares as to which they shall not have theretofore exercised the right of conversion into shares of Common Stock as hereinafter provided, on the redemption date specified in such notice, provided the redemption price is then made available to them, cease to be stockholders of the Corporation with respect to such shares, and all rights with respect to said shares so called for redemption shall, on such redemption date, cease and terminate, except only the rights of the holders thereof to receive the redemption price therefor without interest.

         At any time after the close of business on the seventh calendar day preceding the redemption date specified in such notice, the Corporation may deposit the aggregate redemption price (or the portion thereof not already paid in the redemption of shares so to be redeemed) with any bank or trust company in the City of New York, State of New York, or in the City of Asheville, State of North Carolina, having a capital and surplus of not less than One Million Dollars ($1,000,000.00), named in a notice mailed to the holders of the shares called for redemption and represented by certificates not theretofore surrendered, payable in the amounts aforesaid to the respective orders of the record holders of such shares to be redeemed, on endorsement, if required, and surrender of their certificates for said shares, and from and after the making of any such deposit, said holders shall have not interest in or claim against or rights as a stockholder of the Corporation with respect to said shares but shall be entitled only to receive said moneys from said bank or trust company without interest, on endorsement, if required, and surrender of their certificates as aforesaid. The Corporation shall be entitled to receive from any such bank or trust company on any moneys deposited as in this subdivision provided, and the holders of any shares so redeemed shall have no claim to any such interest. Any moneys so deposited and remaining unclaimed at the end of six years from the date fixed for redemption shall, if thereafter requested by resolution of the Board of Directors, be repaid to the Corporation, and in the event of such repayment to the Corporation such holders of record of the shares so redeemed, as shall not have made claim against such moneys prior to such repayment to the Corporation, shall be deemed to be unsecured creditors of the Corporation, but only for a period of two years from the date of such repayment (after which all rights of the holders of said shares, as unsecured creditors or otherwise, shall cease) for an amount equivalent to the amount deposited as above states for the redemption of such shares and so repaid to the Corporation but shall in no event be entitled to any interest.

         (d) Subject to and upon compliance with the provisions of this paragraph (d), each share of 5% Cumulative Convertible Preferred Stock may, at the option of the holder thereof and at any time so long as the conversion right shall continue in effect as herein provided, be converted into as many fully paid and non-assessable whole shares of Common Stock of the Corporation as result from dividing the par value of the 5% Cumulative Convertible Preferred Stock so being converted by the conversion price, which shall be Eight Dollars ($8.00) per share unless such price has been adjusted as provided in subdivisions A or B of this paragraph (d), in which case such adjusted price shall be the conversion price. The conversion right herein provided shall, as to any share of 5% Cumulative Convertible Preferred Stock, continue in effect unless (and until such share shall be called for redemption, and in such case, shall continue in effect until) and including, but not after, the close of business on the seventh calendar day preceding the redemption date which may be specified in the notice of redemption issued with respect to such share.

         In order to exercise the conversion privilege, any holder of a share or shares shall continue in effect as hereinabove provided, surrender the certificate for such share or shares of the 5% Cumulative Convertible Preferred Stock so to be converted, duly endorsed for transfer, to the Corporation at its home office or any place or places where the Corporation shall maintain a transfer agency, together with written notice that the holder elects to convert the shares represented by such certificate. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock issuable upon such conversion, together with payment of accrued dividends to the date of conversion. The Corporation shall not be required to issue fractions of shares of Common Stock upon conversion of the 5% Cumulative Convertible Preferred Stock, but if any fractional interest in a share of Common Stock shall be deliverable upon such conversion, the Corporation shall purchase such fractional interest for an amount in cash equal to the product obtained by multiplying the conversion price by such fraction. The conversion shall be deemed to have been effected on the date on which the certificate for 5% Cumulative Convertible Preferred Stock shall have been surrendered and written notice of the election to convert shall have been received by the Corporation as aforesaid and the person or persons in whose name or names any certificate or certificates shall be deemed to have become, at such time, a holder or holders of record of the shares represented thereby.

         A. In case the Corporation shall at any time or from time to time hereafter issue or sell any shares of its Common Stock (except as provided in clause (6) of this subdivision A) for a consideration per share less than any conversion price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale, said conversion price shall (until another such issue or sale) be reduced to a price determined by dividing:

         (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale, multiplied by the then existing conversion price, and (b) the consideration, if any, received by the Corporation upon such issue or sale, by

         (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale;

provided, however, that no adjustment shall be made if the amount of such adjustment shall be less than 10 cents per share.

         For the purposes of any computation to be made in accordance with the provisions of this subdivision A, the following provisions shall be applicable:

         (1) In case of the issuance of additional shares of Common Stock for cash, the consideration received by the Corporation therefor shall be deemed to be the amount of cash received by the Corporation for such shares, after deducting any all commissions and other expenses paid or incurred by the Corporation for any underwriting of, or otherwise in connection with, the issuance of such shares.

         (2) In case of the issuance (otherwise than upon conversion or exchange of obligations or shares of stock of the Corporation) of additional shares of Common Stock for a consideration other than cash or a consideration a part of which shall be other than cash, the amount of the consideration other than cash received by the Corporation for such shares shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Corporation.

         (3) In the case of the issuance of any rights to subscribe for or to purchase, or of any options for the purchase of, additional shares of Common Stock at a price per share for the additional shares of Common Stock issuable upon the exercise of such rights or options less than the current conversion price in effect immediately prior to the issuance of such rights or options, then the issuance of such rights or options shall be deemed to be an issuance (as of the date of issuance of such rights or options) of the total maximum number of shares of Common Stock issuable upon the exercise of all such rights or options. In such case, any amount received or receivable by the Corporation in consideration of the issuance of such rights or options (plus the minimum aggregate amount of premium or additional consideration payable to the
Corporation upon the exercise of such rights or options) after deducting therefrom any commissions or other expenses paid or incurred by the Corporation for any underwriting of, or otherwise in connection with, the issuance of such rights or options, shall be deemed to be the consideration actually received (as of the date of issuance of such rights or options) for the issuance of such additional shares of Common Stock.

         (4) In case of the issuance of any obligations or of any shares of stock of the Corporation that shall be convertible into or exchangeable for shares of Common Stock, then the issuance of such obligations or shares shall be deemed to be an issuance (as of the date of issuance of such obligations or shares) of the total maximum number of additional shares of Common Stock issuable upon the conversion or exchange of all such obligations or shares. In such case, any amount received or receivable by the Corporation in consideration of the issuance of such obligations or shares convertible into or exchangeable for shares of Common Stock (plus the minimum aggregate amount of premium or additional consideration payable to the Corporation upon the conversion or exchange of such obligations or shares) after deducting therefrom any commissions or other expenses paid or incurred by the Corporation for any underwriting of, or otherwise in connection with, the issuance of such obligations or shares, shall be deemed to be the consideration actually received (as of the date of issuance of such additional shares of Common Stock.

         (5) In case of the issuance of additional shares of Common Stock as a dividend, the aggregate number of shares of Common Stock issued in payment of such dividend shall be deemed to have been issued and to be outstanding on the day next succeeding the record date for the determination of stockholders entitled to such dividend and shall be deemed to have been issued without consideration.

         (6) The number of shares of Common Stock at any time outstanding shall include any shares of Common Stock then owned or held by or for the account of the Company.

         (7) No adjustment of the conversion price shall be made in connection with the issuance of shares of 5% Cumulative Convertible Preferred Stock or in connection with the issuance of shares of Common Stock upon conversion of any shares of 5% Cumulative Convertible Preferred Stock.

         B. In case the Corporation shall at any time subdivide or combine the outstanding shares of Common Stock, each conversion price shall be proportionately decreased in the case of subdivision or increased in the case of combination, effective at the close of business on the date of such subdivision or combination.

         In case of any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation of the Corporation with, or merger of the Corporation into, another corporation (other than a consolidation with a subsidiary in which consolidation the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of the Common Stock), or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the holders of the 5% Cumulative Convertible Preferred Stock shall have the right to convert the 5% Cumulative Convertible Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which the 5% Cumulative Convertible Preferred Stock might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

         If, in any case, the terms and conditions set forth in subparagraphs A or B of this paragraph (d) of ARTICLE FIFTH are for any reason not specifically applicable to any state of facts which shall in fact arise, the conversion price shall be adjusted by the Board of Directors in its discretion so as to carry out as nearly as practicable the purposes and objectives of the provisions as herein set forth and any such determination by the Board of Directors shall be binding for the purposes hereof on all persons claiming rights as holders of shares of Preferred Stock.

         Whenever a conversion price is adjusted as herein provided, the Corporation shall mail to the holders of the 5% Cumulative Convertible Preferred Stock a certificate signed by or bearing the facsimile signature of an officer of the Corporation showing the new conversion price and the computation thereof.

         (e) The Corporation may purchase to the extent permitted by law, in the open market, or otherwise, for such consideration as its Board of Directors may deem adequate, any shares of its 5% Cumulative Convertible Preferred Stock or any shares of its Common Stock.

         (f) Each holder of record of Common Stock shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation. Except as hereinafter stated, or as may be otherwise provided by law, the holders of the 5% Cumulative Convertible Preferred Stock shall not be entitled to vote at any meeting of stockholders or election of the Corporation or otherwise to participate in any action taken by the Corporation or the stockholders thereof. In any instance where the holders of 5% Cumulative Convertible Preferred Stock shall be entitled to vote as hereinafter stated, each holder of record of 5% Cumulative Convertible Preferred Stock shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation.

         (g) Upon the vote of a majority of all the Directors of the Corporation and of the holders of a majority of the total number of shares then issued and outstanding and entitled to vote, the Corporation may from time to time increase or decrease the amount of the authorized 5% Cumulative Convertible Preferred Stock or Common Stock or both; provided, however, that the authorized number of shares of 5% Cumulative Convertible Preferred Stock shall not be increased, unless the stockholders voting therefor shall include the holders of not less than two-thirds of the total number of shares of 5% Cumulative Convertible Preferred Stock then issued and outstanding.

         Upon the vote of a majority of all the Directors of the Corporation and of the holders of a majority of the total number of shares then issued and outstanding and entitled to vote, the Corporation may from time to time create or authorize one or more other classes of stock, any or all of which classes may be stock with par value or stock without par value with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as shall be determined by said vote which may be the same or different from the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the classes of stock of the Corporation then authorized, provided, however, that no new class of stock shall hereafter be created which is entitled to dividends or shares in distribution of assets on a parity with or in priority to the 5% Cumulative Convertible Preferred Stock unless either (1) the stockholders voting for the creation of such new class of stock shall include the holders of not less than two-thirds of the number of shares of the 5% Cumulative Convertible Preferred Stock then outstanding, or (2) the holders of not less than two-thirds of the number of shares of 5% Cumulative Convertible Preferred Stock then outstanding shall consent thereto in writing.

Neither the amounts which the holders of the 5% Cumulative Convertible Preferred Stock are entitled to receive as dividends or in distribution of assets in preference to the holders of the Common Stock, nor the price at which the 5% Cumulative Convertible Preferred Stock may be redeemed shall be decreased nor may the conversion privileges of the holder of the 5% Cumulative Convertible Preferred Stock be adversely modified, unless the holders of at least 90% of the number of shares of 5% Cumulative Convertible Preferred Stock then outstanding consent in writing to or vote for such decrease.

         (h) The term "accrued dividends" shall be deemed to mean in respect of any share of the 5%

Cumulative Convertible Preferred Stock, as of any given date, the amount, if any, by which the product of the rate of the full dividend per annum multiplied by the number of years and any fractional part of a year which shall have elapsed from the date after which dividends on such stock became cumulative to such given date, exceeds the sum of the total dividends actually paid on such stock and dividends declared and set apart for payment. Accumulations of dividends shall not bear interest.

         (i) No holder of any stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any stock of the Corporation previously authorized by this certificate or of any additional stock of any class to be issued by reason of any increase of the authorized stock of the Corporation or of any bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, but any stock previously authorized or authorized by this certificate, or any such additional authorized issue of new stock or of securities convertible into stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations for such consideration and upon such terms and in such manner as the Board of Directors may in its discretion determine without offering any thereof on the same terms or on any terms to the stockholders then of record or to any class of stockholders.

                      ARTICLES OF AMENDMENT TO THE CHARTER

                                       OF

                        WELLCO RO-SEARCH INDUSTRIES, INC.

         The undersigned corporation, for the purpose of amending its Articles of Incorporation and pursuant to the provisions of Chapter 55 of the General Statutes of North Carolina, known as the Business Corporation Act, and particularly pursuant to Section 55-103 thereof, hereby executes the following Articles of Amendment:

         1. The name of the corporation at the date of execution of these Articles of Amendment is Wellco Ro-Search Industries, Inc., but the change to be effected by these Articles of Amendment is to change the name of the corporation to Wellco Enterprises, Inc.

         2. The amendment adopted by action of the Board of Directors and the Shareholders is that the charter of Wellco Ro-Search Industries, Inc. be amended by striking out all of Article First as set forth in the charter of Wellco Ro-Search, Inc. as the same has been heretofore amended and filed in the Office of the Secretary of State of North Carolina and by inserting in lieu thereof the following:

         "ARTICLE FIRST: The name of the corporation shall be Wellco Enterprises , Inc."

         3. The date of the adoption of this amendment by the Shareholders was November 21, 1967.

         4. The number of shares of the corporation outstanding at the time of the adoption of this amendment was 395,027 shares of Common Stock, all of which shares were entitled to vote thereon. There were no shares of Preferred Stock outstanding.

         5. The number of shares voted for such amendment was 229,452 shares of said Common Stock and the number of shares voted against such amendment was none shares of said Common Stock.

         6. The amendment hereby effected does not give rise to dissenter's rights to payment for the reason that the only effect of such amendment is to change the name of the corporation.

         IN WITNESS WHEREOF, said corporation has caused these Articles of Amendment to be executed in its corporate name by its President and Secretary and its corporate seal to be hereunto affixed, this the 21st day of November, 1967.

                                               WELLCO RO-SEARCH INDUSTRIES, INC.
                                               (Name Changed Hereby To
                                               WELLCO ENTERPRISES, INC.

                                               BY: HEINZ ROLLMAN
                                                   President


ATTEST: ERNEST ROLLMAN
         Secretary

                        ARTICLES OF AMENDMENT TO CHARTER

                            WELLCO ENTERPRISES, INC.

         The undersigned corporation, for the purpose of amending its Articles of Incorporation and pursuant to the provisions of Chapter 55 of the General Statutes of North Carolina, and particularly pursuant to the provisions of
Section 55-103 thereof, hereby executes the following Articles of Amendment to its Charter heretofore filed in the Office of the Secretary of State of North
Carolina:

         1.  The name of the corporation is WELLCO ENTERPRISES, INC.

         2. The following amendment to the charter of the corporation was adopted by its stockholders at the annual stockholders meeting held on the 19th day of November, 1968, in the manner prescribed by law:

         "RESOLVED, that the present 'Article Fourth' of the Charter of Wellco Enterprises, Inc., be deleted in its entirety and an new 'Article Fourth' be substituted in lieu thereof, said new 'Article Fourth' providing as follows:

         ARTICLE FOURTH: The total authorized capital stock of the corporation shall be three thousand (3,000) shares of five per cent (5%) Cumulative Convertible Preferred Stock, of the par value of ONE HUNDRED AND NO/100 DOLLARS ($100.00) per share, amounting in the aggregate to THREE HUNDRED THOUSAND ($300,000.00) DOLLARS and two million (2,000,000) shares of common stock of the par value of ONE AND NO/100 DOLLAR ($1.00) per share."

         3. The number of shares of the corporation outstanding at the time of such adoption was 420,027; and the number of shares entitled to vote thereon was 420,027.

         4. The number of shares represented at the meeting at which said amendment was approved was 274,066; the number of shares voted for such amendment was 267,955; the number of shares voted against such amendment was 3,513.

         5. The amendment herein effected does not result in any change in the stated capital of the corporation.

         6. The amendment herein effected does not give rise to dissenter's rights to payment for the reason that the only effect of such amendment is to increase the amount of authorized common stock of the corporation.

         IN WITNESS WHEREOF, these articles are signed by the President and Secretary of the corporation this 19th day of November, 1968.


                                                        WELLCO ENTERPRISES, INC.

                                                        By: ROLF KAUFMAN
                                                            President

ATTEST: ERNEST ROLLMAN
        Secretary

STATE OF NORTH CAROLINA

COUNTY OF HAYWOOD

         I, GRACE B. ROGERS, a Notary Public, hereby certify that on this 19th day of November, 1968, personally appeared before me ROLF KAUFMAN and ERNEST ROLLMAN, each of whom being by me first duly sworn, declared that he signed the foregoing document in the capacity indicated, and that the statements contained therein are true.


                                  GRACE B. ROGERS
                                  Notary Public

My Commission Expires:

March 26, 1970

                        ARTICLES OF AMENDMENT TO CHARTER
                                       OF
                            WELLCO ENTERPRISES, INC.

         The undersigned corporation, for the purpose of amending its Articles of Incorporation (as stated in June 29, 1946 Agreement of Merger with Wellco Sales Company, Inc.) and pursuant to the provisions of Chapter 55 of the General Statutes of North Carolina, and particularly pursuant to the provisions of
Section 55-103 thereof, hereby executes the following Articles of Amendment to its Charter heretofore filed in the Office of the Secretary of State of North Carolina.

         1.  The name of the corporation is WELLCO ENTERPRISES, INC.

         2. The following amendments to the charter of the corporation were adopted by its stockholders at the annual stockholders meeting of said corporation held on the 16th day of November, 1976, in the manner prescribed by law:

         "RESOLVED, that the present 'Article Ninth' of the Charter of Wellco Enterprises, Inc., be deleted in its entirety and a new 'Article Ninth' provided as follows:

         Article Ninth: The property and business of this corporation shall be managed by its Board of Directors. The number of Directors which shall constitute the whole Board shall be nine, divided and classified into three Classes, to be designated, respectively, Class I, Class II and Class III, each Class to consist of three Directors. At the 1976 annual meeting of stockholders, all of the Directors shall be elected; Class I for a term to expire at the 1977 annual meeting of stockholders; Class II for a term to expire at the 1978 annual meeting of stockholders; Class III for a new term to expire at the 1979 annual meeting of stockholders; and in the case of each Class, until their respective successors are duly elected and qualified, or until their resignation, death, or removal by stockholders for cause. At each annual meeting of stockholders commencing in 1977, directors shall be elected to fill any vacancies then existing and to succeed those whose terms have expired, and the directors so elected shall be identified as being of the same class as the directors they succeed and shall be elected to hold office for the term of the class to which each is elected, and until their respective successors are duly elected and qualified, or until their resignation, death, or removal by stockholders for cause. If any vacancy shall occur in the Board of Directors by reason of the death, resignation, or disqualification as by law provided, the directors then in office, although less than a quorum, may by majority vote fill any such vacancy, and any director so chosen shall hold office until the next annual meeting of the stockholders and until his successor shall be duly elected and qualified; provided, however, that if in the event of any such vacancy, the directors remaining in office shall be unable, by majority vote, to fill such vacancy within thirty (30) days after the occurrence thereof, the President or the Secretary may call a special meeting of the stockholders at which such vacancy shall be filled. Any Director elected by stockholders may be removed from office as a Director at any time, but only for cause, by the affirmative vote of stockholders of record holding a majority of the outstanding shares of stock of the corporation entitled to vote in elections of Directors given at a meeting of stockholders duly called for that purpose.

         AND FURTHER RESOLVED, that the present 'Article Tenth' of the Charter of Wellco Enterprises, Inc., be deleted in its entirety and a new 'Article Tenth' be substituted in lieu thereof, said new 'Article Tenth' providing as follows:

         Article Tenth: This corporation reserves the right to amend, alter, change, or repeal any provision contained in this corporation's
         Articles of Incorporation in effect from time to time, in the manner new or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that the foregoing Article Ninth may be amended only by the affirmative vote of stockholders of record holding two-thirds of the outstanding shares of stock of this corporation entitled to vote upon such amendment given at a meeting of stockholders duly called for that purpose and no amendment to this Article Tenth modifying such requirement may be adopted except upon the same affirmative vote."

         3. The number of shares of the corporation outstanding as of the October 1, 1976 record date for said meeting was 418,903, all of which were entitled to vote upon said amendments.

         4. The number of shares represented at the meeting at which said amendments were approved was 338,201; the number of shares voted for said amendments was 274,782; the number of shares voted against said amendments was 46,210; the number of shares withholding vote with reference to said amendments was 17,209.

         5. The amendments herein effected do not result in any change in the stated capital of the corporation.

         6. The amendments herein effected do not give rise to dissenter's rights to payment for the reason that the only effect of such amendments is to increase the composition of the Board of Directors and related matters.

         IN WITNESS WHEREOF, these articles are signed by the President and Secretary of the corporation this 16th day of November, 1976.

                                                        WELLCO ENTERPRISES, INC.

(CORPORATE SEAL)
                                                        By ROLF KAUFMAN
                                                        Rolf Kaufman, President
ATTEST:

ERNEST ROLLMAN
Ernest Rollman, Secretary

STATE OF NORTH CAROLINA
COUNTY OF HAYWOOD

         I, Donna M. Overman, a Notary Public, hereby certify that on this 16th day of November, 1976, personally appeared before me ROLF KAUFMAN and ERNEST ROLLMAN, each of whom being by me first duly sworn, declared that he signed the foregoing document in the capacity indicated, and that the statements contained herein are true.

                                                              DONNA M. OVERMAN
                                                              Notary Public

                              ARTICLES OF AMENDMENT
                                TO THE CHARTER OF
                            WELLCO ENTERPRISES, INC.

         The undersigned corporation, for the purpose of amending its Articles of Incorporation (as stated in June 29, 1946 Agreement of Merger withl Wellco Sales Company, Inc.) and pursuant to the provisions of Chapter 55 of the General Statutes of North Carolina, particularly the provisions of Section 55-103 thereof, hereby executes the following Articles of Amendment to its Charter heretofore filed in the Office of the Secretary of State of North Carolina:

         1.  The name of the Corporation is WELLCO ENTERPRISES, INC.

         2. The following Amendment to the Charter of the Corporation was adopted by its stockholders at the annual stockholders meeting of said corporation held on the 17th day of November, 1987, in the manner prescribed by law:

         "RESOLVED, that the Charter of Wellco Enterprises, Inc. be amended by adding a new Article Fourteenth thereof, said new Article Fourteenth providing as follows:

         ARTICLE FOURTEENTH: No director of the Corporation shall be personally liable arising out of an action whether by or in the right of the Corporation or otherwise, for monetary damages for breach of his duties as a director; provided, however, that this Article Fourteenth shall not be effective with respect to (i) acts or omissions not made in good faith that the director at the time of such breach knew or believed were in conflict with the best interests of the Corporation, (ii) any liability under Section 55-32 of the General Statutes of North Carolina, (iii) any transaction from which the director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the effective date of this charter amendment. As used herein, the term 'improper personal benefit' does not include a director's compensation or other incidental benefits for or on account of his services as a director, officer, employee, independent contractor, attorney or consultant of the Corporation."

         3. The number of shares of the Corporation's common stock outstanding as of the September 30, 1987 record date for said meeting was 875,706, all of which were entitled to vote upon said Amendment.

         4. The  number of  shares  represented  at the  meeting  at which  said
Amendment were approved was 768,636; the number of shares voted for said Amendment was 750,541; the number of shares voted against said Amendment was 14,688; the number of shares withholding vote with reference to said Amendment was 3,407.

         5. The Amendment herein effected do not result in any change in the stated capital of the Corporation.

         6. The Amendment herein effected does not give rise to dissenter's rights to payment for the reason that the only effect of said Amendment is to limit certain liabilities of members of the Board of Directors and does not relate to those matters enumerated in N.C.G.S. Sec. 55-101(b).

         IN WITNESS WHEREOF, these Articles are signed by the President and Secretary of the

Corporation, this 17th day of November, 1987.





                                                        WELLCO ENTERPRISES, INC.

(CORPORATE SEAL)

                                                        By: ROLF KAUFMAN
                                                        Rolf Kaufman, President
Attest:

DAVID LUTZ
David Lutz, Secretary

STATE OF NORTH CAROLINA

COUNTY OF HAYWOOD

         I, DONNA M. CHAMBERS, a Notary Public of said State and County, hereby certify that ROLF KAUFMAN and DAVID LUTZ personally appeared before me this day and, each of whom being by me first duly sworn, declared that he signed the foregoing Articles of Amendment to the Charter of Wellco Enterprises, Inc. in the capacity above indicated and that the statements contained therein are true.

         WITNESS my hand and Notarial Seal, this 17th day of November, 1987.


                                  DONNA M. CHAMBERS
                                  Notary Public
My commission expires:

March 9, 1991